Parker Drilling Company Announces Results of Special Meeting of Stockholders
Company Intends to File Form 25 to Voluntarily Delist Common Stock from the New York Stock Exchange
HOUSTON, January 9, 2020 – Parker Drilling Company (NYSE: PKD) (the “Company”) today announced that at the Special Meeting of Stockholders held on January 9, 2020, the Company’s stockholders voted to approve proposals to amend the Company’s certificate of incorporation to effect a reverse stock split, to be followed immediately by a forward stock split, at a ratio of (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the reverse stock split, and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the forward stock split, which collectively are the “stock splits.” As previously announced, the stock splits are for the purpose of deregistering the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with delisting the Company’s shares from trading on the New York Stock Exchange.
The exact stock split ratios will be set within the ranges described above at the discretion of the Board (and, in all cases, with the forward stock split ratio being the inverse of the reverse stock split ratio). The Board will evaluate updated ownership data impacting the various stock split ratios so that it can determine the aggregate costs of the stock splits within the range of stock split ratios before choosing the stock split ratios. As previously disclosed, the Board, at its sole discretion, may elect to abandon the stock splits and the overall delisting and deregistration process for any reason, including if it determines that effecting the stock splits would be too costly.
Assuming the Board determines to proceed, it will choose the appropriate stock split ratios and direct the Company to file with the State of Delaware certificates of amendment to the Company’s certificate of incorporation to effectuate the stock splits. At this time, the Company believes that any reverse stock split ratio within the proposed range would reduce the number of record holders below 300, which is the level at or above which the Company is required to file reports with the Securities and Exchange Commission (“SEC”).
A stockholder of record owning immediately prior to the effective time of the reverse stock split fewer than a minimum number of shares, which, depending on the stock split ratios chosen by the Board, would be between 5 and 100, would only be entitled to a fraction of a share of common stock upon the reverse stock split and will be paid cash in lieu of such fraction of a share of common stock, on the basis of $30.00, without interest, for each share of common stock held by such holder immediately prior to the effective time. Cashed out stockholders would no longer be stockholders of the Company. Stockholders owning at least the minimum number of shares immediately prior to the effective time of the reverse stock split would not be paid cash in lieu of any fraction of a share of common stock that such continuing stockholders may be entitled to receive upon the reverse stock split, and, upon the forward stock split, the shares of common stock (including any fraction of a share of common stock) held by such continuing stockholders after the reverse stock split will be reclassified into the same number of shares of common stock as such continuing stockholders held immediately prior to the effective time of the reverse stock split. Accordingly, the total number of shares of the Company’s common stock held by a continuing stockholder would not change as a result of the stock splits
The Company intends to voluntarily delist its common stock and to withdraw the registration of its common stock with the SEC in connection with amending its certificate of incorporation to effect the stock splits. As part of the delisting process, the Company intends to file a Form 25 (Notification of Removal From Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) with the SEC. The Company expects that the delisting will occur ten days after the filing of the Form 25, at which point, the Company intends to file a Form 15 with the SEC certifying that it has less than 300 stockholders, which will terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act.
Following the deregistration and delisting of the Company’s common stock, any trading in the Company’s common stock would only occur in privately negotiated sales and potentially on an over-the-counter market, if one or more brokers chooses to make a market for the Company’s common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
For more information regarding the Company’s deregistration and delisting transaction, please refer to the definitive proxy statement on Schedule 14A filed with the SEC on November 25, 2019.
About Parker Drilling

Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Forward-Looking Statements
This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and costs of the proposed transaction, the number of shares of the Company’s common stock that are expected to be cashed out in the proposed transaction and the timing and stockholder approval of the proposed transaction. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the transaction discussed above are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the proposed transaction, SEC regulatory review of the Company’s filings related to the proposed transaction, and the continuing determination of the Board of Directors and the Finance and Strategic Planning Committee that the proposed transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
Contact:
Investor Relations
(+1) (281) 406-2000
IR@parkerdrilling.com